UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2012

BIDZ.COM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51257	95-4728109
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

2400 Marine Avenue
Redondo Beach, California		90278
(Address of principal executive offices)		(Zip Code)

310-280-7373

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events.

On November 6, 2012, BIDZ.com, Inc. (the “Company”) filed an action entitled Bidz.com, Inc. v. Glendon Group, Inc. et al. in the Court of Chancery of the State of Delaware, against defendants Glendon Group, Inc., Bidz Acquisition Company, Inc., Weston Capital Management, LLC, and Weston Capital Master Fund III Ltd. As previously announced, on May 17, 2012, we entered into an Agreement and Plan of Merger by and among our Company, Glendon Group, Inc., a Delaware corporation (“Parent”), and Bidz Acquisition Company, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Subsidiary”), pursuant to which the Merger Subsidiary will merge (the “Merger”) with and into the Company, with the Company surviving the Merger as a wholly-owned subsidiary of Parent. As of the date of this current report Glendon Group has not closed the Merger. The suit requests expedited proceedings to compel Glendon Group to specifically perform its obligation to close the Merger and to compel Weston Capital Management LLC and its affiliated fund to honor their equity commitment and guarantee obligations entered into in connection with the Merger Agreement by funding sufficient capital to complete the Merger. On November 7, 2012, the Company issued a press release concerning the filing of the action in the Court of Chancery. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the Verified Complaint For Specific Performance And Ancillary Relief, as filed in the Court of Chancery, is attached hereto as Exhibit 99.2.

Item 9.01   Financial Statements and Exhibits.

(d)    Exhibits

The following exhibit is furnished herewith:

Exhibit Number	Description

99.1	Press Release dated November 7, 2012
99.2	Verified Complaint For Specific Performance And Ancillary Relief

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 7, 2012	BIDZ.COM, INC.

	By:	/s/ Lawrence Kong
Lawrence Kong
Chief Financial Officer

EXHIBIT INDEX

No.	Description	Manner of Filing
99.1	Press Release dated November 7, 2012
99.2	Verified Complaint For Specific Performance and Ancillary Relief